As filed with the Securities and Exchange Commission on December 30, 2009

Registration No. 333-147161

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

Disaboom, Inc.
(Exact name of registrant as specified in its charter)

Colorado	20-5973352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7730 E. BELLEVIEW AVENUE, SUITE A-306,
GREENWOOD VILLAGE, CO. 80111
(Address of principal executive offices)

DISABOOM, INC. 2006 STOCK OPTION PLAN
(full title of the plan)

John Walpuck
7730 E. Belleview Avenue, Suite A-306
Greenwood Village, CO 80111
(303) 952-6500
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Theresa M. Mehringer, Esq. Burns Figa & Will, P.C. 6400 S. Fiddlers Green Circle Suite 1000 Greenwood Village, Colorado 80111 (303) 796-2626
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Disaboom, Inc., a Colorado corporation (“Disaboom”), removes from registration all shares of Disaboom common stock, registered under the Registration Statement on Form S-8 (File No. 333-147161) initially filed by Disaboom on November 6, 2007 (the “Registration Statement”) with the Securities and Exchange Commission that pertains to the registration of 1,599,000 shares of Disaboom common stock relating to Disaboom’s 2006 Stock Option Plan.

Disaboom is filing this Post-Effective Amendment No. 1 to deregister all of the shares of common stock registered under the Registration Statement that remain unsold as of the date hereof. Disaboom is deregistering such shares in connection with the termination of its reporting obligations imposed under the Securities Exchange Act of 1934.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, Colorado on December 23, 2009.

DISABOOM, INC.

By:	/s/ John Walpuck
John Walpuck Chief Executive Officer and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/	Chairman	December __, 2009
J. Glen House

/s/ John Walpuck	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Director	December 23, 2009
John Walpuck

/s/ David Petso	Director	December 23, 2009
David Petso

/s/	Director	December __, 2009
Patrick Templeton

/s/ Victor Lazzaro	Director	December 23, 2009
Victor Lazzaro

/s/ Karl Jacob	Director	December 22, 2009
Karl Jacob

/s/	Director	December __, 2009
Scott Chandler